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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report dated February 5, 1999 on the consolidated financial statements of Grand Casinos, Inc. and Subsidiaries included in this registration statement and to all references to our Firm included in, or made a part of, this Form S-4 registration statement.

                                                     /s/ ARTHUR ANDERSEN LLP

Minneapolis, Minnesota
March 17, 2000